Exhibit 10.9

TRUST AGREEMENT

This Trust Agreement Relating to Snobar Trust (this "Trust Agreement") is entered into between Snobar Holding, Inc., a Delaware corporation, as "Trustor", and Azizollah Masjedi, an individual, as "Trustee", with an effective date for all purposes of June I, 2013 (the "Effective Date").

ARTICLE I TRUST PROPERTY

Trustor, for the purpose of creating a trust (the "Trust") to hold the assets and property described on Schedule A attached hereto (the "Initial Trust Property") for the benefit of Trustor (which shall be the beneficiary under the Trust), is contemporaneously with the execution of this Trust Agreement transferring and assigning the Initial Trust Property to the Trust, by Stock Power dated as of the Effective Date, to be held in trust in accordance with the terms of this Trust Agreement. The Trustee agrees to hold the Initial Trust Property, and any additional property which may hereafter be transferred to and become a part of the Trust, in accordance with the terms of this Trust Agreement.

ARTICLE II
TRANSFER OF ADDITIONAL PROPERTY TO TRUST

Any person or entity, with the consent of the Trustee, may hereafter transfer and assign other property to the Trust. Such other property may be transferred and assigned to the Trustee by deed, assignment, bequest or devise.

Any such other property transferred to the Trustee shall be subject to all of the provisions of this Trust Agreement, as if such property were originally part of the Trust Estate (as defined in Section 9.3 below).

ARTICLE III
RIGHTS RESERVED DURING EXISTENCE OF TRUSTOR

While the Trustor is in existence, on demand of the Trustor or the Beneficiary, the Trustee shall distribute to the Trustor any or all of the property contained in the Beneficiary. The Beneficiary shall be Snobar Holdings, Inc., a California corporation.

ARTICLE IV TRUSTEE PROVISIONS

4.1       Designation of Trustee.  Initially, Azizollah Masjedi shall act as Trustee of and under this Trust Agreement and the Trust formed pursuant hereto.

4.1.1 Successor Trustees. If Azizollah Masjedi ceases to act or for any other reason, including incapacity, is unable to act as Trustee, then Clark Rutledge shall act as Trustee.

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4.1.2 Right of Last Acting Trustee to Designate Successor.  The provisions of this Section 4.1.2 shall apply at such time as there is only one Individual Trustee (as defined in Section 9.2 below) acting as Trustee, and there is no other Individual Trustee designated and able to act as a successor to the then acting Individual Trustee (with such sole acting Individual Trustee being the "Last Acting Trustee"), whether or not there is a Corporate Trustee (as defined in Section 9.1 below) designated as a Trustee. The Last Acting Trustee shall have the right, exercisable at any time and from time to time while the Last Acting Trustee is acting, to designate his or her own successor Trustee or Trustees, to act in such order as the Last Acting Trustee shall designate. The designation of one or more successor Trustees shall be made in a duly acknowledged instrument executed by the Last Acting Trustee, the original of which shall be attached to the original of this Trust Agreement and a copy of which shall be delivered to the successor Trustee(s) so designated to act.  If all successor Trustees designated by the Last Acting Trustee cease to act or for any other reason, including incapacity, are unable to act as Trustees, then the remaining provisions of this Article IV shall be followed with respect to the designation of one or more Trustees. The appointment of the successor trustee(s) shall not jeopardize the licenses held by the Trust and/or the Trustor.

4.2 Right of Trustor to Remove or Replace Trustee.  Notwithstanding to the contrary contained in this Trust Agreement, the Trustor shall have the right, at any time and from time to time: (i) to remove any then acting Trustee; and (ii) to designate one or more successor Trustees, to act in place of any then acting Trustee, or to act as a Trustee or Trustees, if any designated or acting Trustee ceases to act or for any other reason, including removal by the Trustor, is unable to act as a Trustee, or if no successor Trustee is then otherwise designated to act.  The removal of any then acting Trustee shall be effective upon the delivery to such Trustee of a duly acknowledged instrument executed by the Trustor, containing a notice to such Trustee that the Trustor has exercised such power of removal. The designation of an alternate Trustee or successor Trustee to the removed Trustee shall be made in a duly acknowledged instrument executed by the Trustor, the original of which shall be attached to the original of this Trust Agreement, and a copy of which shall be delivered to the alternate or successor Trustee.

4.3  Resignation of Trustee.  Any Trustee may resign at any time by delivering written notice thereof to the Trustor. The resigning Trustee shall mail his or her notice of resignation by certified mail to the last-known address of the Trustor, at least thirty (30) calendar days before the Trustee's resignation is to take effect.

4.4 Limitation of Liability. No successor Trustee shall be responsible for the acts or omissions of any prior Trustee. Furthermore, any successor Trustee may accept as correct the accounting records of any prior Trustee. No successor Trustee shall have the duty to investigate or review the actions of any prior Trustee, unless the successor Trustee, within sixty (60) days of its appointment, receives a written request to conduct such an investigation from the Trustor.

4.5 Majority Action Required of Trustees. The provisions of this Section 4.5 shall apply only during a time when there are two or more Trustees acting concurrently under this Trust Agreement. Subject to the provisions of Section 7.2 below, only the act of both of the then acting Trustees, if only two Trustees are then acting, or the act of a majority of the then acting Trustees, if there are more than two Trustees then acting, shall be valid and binding on all then acting Trustees, all beneficiaries of the Trust, and all third parties dealing with the Trustees.

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4.6 Definition of Trustee. Except where the context should indicate otherwise, the term "Trustee," as used in this Trust Agreement, means any and all Trustees, whether original, alternate or successor, duly acting under this Trust Agreement.

ARTICLE V TERMINATION OF TRUST

This Trust Agreement shall terminate upon the earlier to occur of (i) the withdrawal or distribution of all assets from the Trust, or (ii) the date upon which the Trustor ceases to be in existence, whether by dissolution, liquidation or otherwise. Upon the termination of this Trust Agreement pursuant to the immediately preceding clause (ii), the entire remaining Trust Estate, if any, shall be distributed in accordance with the plan of liquidation or plan of dissolution, as applicable, of the Trustor.

ARTICLE VI POWERS OF TRUSTEE

6.1      Listing of Trustee's Powers. The Trustee shall have the following powers with respect to any and all property held in the Trust, in addition to those powers which may now or in the future be conferred upon the Trustee under the laws of the State of California:

6.1.1   General Investment Directive. To invest and reinvest trust funds in any kind of property (real, personal or mixed) and every kind of investment appropriate under the then-prevailing circumstances, specifically including, but not limited to, corporate obligations of any kind; preferred or common stocks; limited liability company membership interests; shares of investment trusts, investment companies and mutual funds; notes; real estate; bonds; debentures; mortgages; deeds of trust; mortgage participations; market funds and index funds.

Among the circumstances that are appropriate for the Trustee to consider in investing and managing trust assets are the following:

(a)    General economic conditions;

(b)    The possible effect of inflation or deflation;

(c)    The expected tax consequences of investment decisions or strategies; overall trust portfolio;

(d)    The role that each investment or course of action plays within the capital;

(e)    The expected total return from income and the appreciation of

(f)    The need for liquidity, regularity of income and preservation or appreciation of capital; and

(g)    An asset's special relationship or special value, if any, to the purposes of the Trust or to one or more of the beneficiaries of the Trust.

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In exercising the Trustee's powers, the Trustee shall exercise care, skill and caution to attain the Trustor's goals under this Trust Agreement. The Trustee shall consider individual investments as part of an overall investment strategy, having risk and return objectives reasonably suited to the purposes of the Trust. The Trustee's investments may include stock in, or any common trust fund administered by, the Trustee. In making and implementing investment decisions, the Trustee shall diversify the investments of the Trust to the extent, under the circumstances it is prudent to do so.

6.1.2     Additional Securities Transactions. To purchase securities on margin, borrow money using securities or any Trust property as collateral, purchase and sell commodities, purchase and sell securities options, sell short, and engage in any transaction involving any combination of these powers.

6.1.3     Income-Producing Property. To continue to hold any income-producing property that the Trustee receives or acquires under the Trust as long as the Trustee deems advisable.

6.1.4     Unproductive Property.To retain, purchase, or acquire unproductive property.

6.1.5     Life Insurance. To retain, purchase, or acquire life insurance policies on the life of any person and to exercise all rights of ownership contained in those policies.

6.1.6       Stock and Securities Powers. To have all rights, powers and privileges of an owner of the securities and other entity ownership interests held in trust, including, but not limited to, the power to vote, give proxies, and pay assessments; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers, liquidations, sales, and leases, and in connection with such participation, to deposit securities and other entity ownership interests with, and transfer title thereto, to any protective or other committee as the Trustee may deem advisable; and to exercise or to sell stock subscriptions or conversion rights with respect to any such securities or other entity ownership interests.

6.1.7       Title Holding to Trust Assets. To hold securities, other entity ownership interests and other property in the Trustee's name as Trustee under the Trust or in the name of a nominee. The Trustee may also hold securities and other entity ownership interests that are unregistered in such condition that ownership will pass by delivery.

6.1.8        Business Interests Held in Trust.  To continue to hold and operate, to sell, or to liquidate, at the risk of the Trust Estate, and at the Trustee's discretion, any interest in any business entity that the Trustee receives or acquires under or as part of the Trust, including but not limited to, any sole proprietorship, limited liability company, partnership or capital stock of any corporation. In connection with the powers given the Trustee under this Section 6.1.8, the Trustee shall have the power as Trustee to guarantee any indebtedness incurred by any such business entity, to execute and deliver evidences of such guarantee, and to pledge, hypothecate or otherwise encumber any part or all of the Trust Estate to secure payment of any such indebtedness or guarantee, and to repay such indebtedness or guarantee out of the Trust Estate.

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6.1.9     Licenses and Permits. To apply for and hold in the Trust's name any license or permit needed to operate any business in which the Trust Estate, the Trustor or any affiliate of the Trustor has an interest, including, but not limited to one or more licenses to sell alcoholic beverages.

6.1.1 0 Real and Personal Property. To manage, control, grant options on, sell (for cash or on deferred payments, with or without security), convey, exchange, partition, divide, improve, repair and otherwise exploit and develop all real and personal Trust property.

6.1.11  Leases of Trust Property. To lease Trust property for terms within or beyond the term of the Trust and for any purpose, including but not limited to, exploration for and removal of gas, oil, and other minerals; and to enter into community oil leases, pooling, and unitization agreements.

6.1.12 Trust Debts. To borrow money, and to encumber or hypothecate Trust property by mortgage, deed of trust, pledge, or otherwise, for the debts of the Trust or the joint debts of the Trust and any co-owner of Trust property; while the Trustor is in existence, to guarantee any indebtedness incurred by the Trustor; and in connection with any such guarantee, to execute and deliver promissory notes or other evidences of such indebtedness or guarantee.

6.1.13 Litigation on Behalf of Trust. To commence or defend such litigation in connection with the Trust or any property of the Trust Estate as the Trustee may deem advisable, at the expense of the Trust Estate. The Trustee shall also have the power to compromise, submit to arbitration, abandon, or otherwise adjust any claims or litigation against or in favor of the Trust or the Trust Estate.

6.1.14 Employment of Trust Agents.  To employ investment advisors, attorneys, accountants and any other agents or advisors to assist the Trustee in the administration of the Trust Estate.

6.1.15 Liability Insurance.  To carry insurance of such kinds and in such amounts as the Trustee deems advisable, at the expense of the Trust Estate, to protect the Trust Estate against any damage or loss, and to protect the Trustee personally against any liability arising from actions taken in good faith by the Trustee on behalf of the Trust or the Trust Estate.

6.1.16 Transactions between Trust and Trustee.  To loan or advance the Trustee's own funds to the trust for any Trust purpose, with interest at current rates; to receive security for such loans in the forms of a mortgage, pledge, deed of trust, or other encumbrance of any assets of the Trust; to purchase assets of the Trust at their fair market value as determined by an independent appraisal of those assets; to sell the Trustee's own property to the Trust at a price not in excess of its fair market value as determined by an independent appraisal; and to lease assets to or from the Trust for fair rental value as determined by an independent appraisal.

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6.1.17 Loans to Trust Created by Trustor. To loan funds or assets to any other trust created by the Trustor or by any affiliate of the Trustor, upon such equitable terms and in such amounts as the Trustee deems advisable.

6.1.18 Purchases from Trust Created by Trustor. To purchase, at fair market value, property from any other trust created by the Trustor or by any affiliate of the Trustor.

6.1.19 Pro Rata or Non-Pro Rata Division of Trust Assets. In any case in which the Trustee is required or authorized, pursuant to the provisions of this Trust Agreement, to divide any trust property into parts or shares for the purpose of distribution, or otherwise, the Trustee is authorized, in its discretion, based on fair market values at the time of the division or distribution, to make the division and distribution in identical interests, in kind, including undivided interests in any property, or partly in kind and partly in money, on a pro rata or non- pro rata basis, and for this purpose, to make such sales of the Trust property as the Trustee may deem necessary on such terms and conditions as the Trustee shall determine.

6.1.20 Modification of Trustee Powers. To release or to restrict any power held by the Trustee in connection with the Trust, whether such power is expressly granted in this Trust Agreement or is implied by law. Any release or restriction of any such power shall be made in a written instrument specifying the power to be released or restricted. Any power released by the Trustee shall be extinguished except to the extent this Trust Agreement expressly provides that such power shall pass to another.

6.1.21 Delayed Division or Distribution of Trust. Notwithstanding that, under the terms of the Trust, the Trust may terminate or a distribution or division of Trust property may be required by reason of the dissolution of the Trustor or for any other reason, and subject to any final termination clause contained in this Trust Agreement, the Trustee may defer or delay such termination, distribution or division for a reasonable period of time in order to:

(a)    Receive assets made payable to the Trustee upon or by reason of the Trustor's dissolution;

(b)    Sell assets of the Trust when the Trustee deems such action advisable to accomplish its orderly distribution or other reasonable objectives;

(c)    Complete the orderly administration of the Trust, including the payment of all taxes due upon or by reason of the Trustor's dissolution; or

(d)    Avoid adverse tax consequences which may arise by reason of such action.

6.1.22 Business Relationship with International Production lmpex Corp. To engage in business relationship with the business of International Production Impex Corp. and its business.

6.2      Allocation to Principal and Income.  The determination of all matters with respect to what is principal and income of the Trust Estate, and the apportionment and allocation of receipts and expenses between principal and income, shall be governed by the provisions of the California Uniform Principal and Income Act, as amended from time to time.

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Any such matter not provided for either in this Trust Agreement or in the California Uniform Principal and Income Act shall be determined by the Trustee, in his or her discretion.

6.3       Waiver of Bond. No bond shall be required of any person acting as Trustee under this Trust Agreement.

6.4       Delegation of Trustee Powers. A Trustee may delegate to any other Trustee or Trustees then acting, or to one or more agents of the delegating Trustee, administrative and ministerial duties relating to the Trust. Pursuant to such delegation, one Trustee acting alone, or a designated agent, shall have the power to handle administrative matters of the Trust, including, without limitation, the power to perform all acts necessary to transfer any real and personal property contained in the Trust and to execute all documents in connection therewith; to open accounts of any type in one or more financial institutions; to authorize the deposit or withdrawal of funds from any or all of such accounts and to sign checks on such accounts; and to enter into Trust safe deposit boxes. No transfer agent, corporation or financial institution dealing with a single Trustee or an agent pursuant to the provisions of this Section 6.4 shall have any responsibility for the performance of the Trust created under this Trust Agreement.

ARTICLE VII REVOCATION AND AMENDMENT

7.1      Revocation by Trustor. The Trustor may revoke this Trust Agreement at any time while the Trustor is in existence, by delivering written notice of revocation to the Trustee. Upon revocation, the Trustee shall promptly distribute to the Trustor all of the property then constituting the Trust Estate.

7.2 Amendment by Trustor. This Trust Agreement may be amended at any time during the Trustor's existence only by a written instrument executed by the Trustor. All amendments to this Trust Agreement shall be delivered to the Trustee, however, the Trustor shall first obtain the consent of the Trustee to any amendment that increases the Trustee's duties or liabilities under this Trust Agreement.

ARTICLE VIII TRUSTEE'S COMPENSATION

Each Trustee shall be entitled to reasonable compensation for ordinary services, for any extraordinary services performed by such Trustee, and for all services rendered in connection with the termination or revocation, in whole or in part, of the Trust.

ARTICLE IX REFERENCES AND DEFINITIONS

All references in this Trust Agreement to the singular number shall be deemed to include the plural number as applicable.

9.1      Corporate Trustee. The term "Corporate Trustee" shall mean any Trustee that is a bank, trust company, or other legal entity and is duly qualified to act in the capacity of a
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Trustee hereunder in the State of California, or in any state in which the Trustor is conducting business.

9.2      Individual Trustee. The term "Individual Trustee" shall refer to any Trustee that is a natural person and is not a bank, trust company, or other legal entity.

9.3      Trust Estate. The term "Trust Estate" shall mean all property included in the Trust and subject to the provisions of this Trust Agreement (including any property added to such Trust upon the dissolution of the Trustor), and shall include accrued and undistributed income, whether or not such income is added to principal.

ARTICLE X GOVERNING LAW

All questions relating to the validity, construction and administration of this Trust Agreement shall be determined in accordance with the laws of the State of California.

ARTICLE XI
NAME OF TRUST AND INITIAL ASSETS

The name of the Trust established under and pursuant to this Trust Agreement shall be the "SNOBAR Trust." The trust assets initially held by the Trust are set forth on Schedule A attached hereto.

[Signatures are on the following page]

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IN WITNESS WHEREOF, the Trustor and the above-named Trustee have executed this Trust Agreement to be effective as of the effective date set forth above.

TRUSTOR: SNOBAR

By: /s/ Shannon Masjedi
Name: Shannon Masjedi
Title:  Vice President

TRUSTEE:    /s/ Azizollah Masjedi
   Azizollah Masjedi

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Schedule A

Description of Initial Trust Property

All of the issued and outstanding shares of stock in International Production Impex Corp., a California Corporation, consisting of          shares of common stock, as evidenced by Stock Certificate No.            dated as of the Effective Date.

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